UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2012

GENESIS BIOPHARMA, INC

 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Genesis Biopharma, Inc. (the “Company”) entered into a subscription agreement on September 12, 2012 with an accredited investor (the “Subscription Agreement”) for a six (6) year $250,000 secured promissory note that will accrue interest at an annual rate of twelve (12%) percent from the issue date by the Company of the note through the maturity date (the “Note”).  The Note may be converted into shares of the Company’s common stock par value $0.00004166 (the “Common Stock”) at $0.53 per share (subject to adjustment). Concurrent with entering into the Subscription Agreement and the Note, the Company entered into a security agreement (the “Security Agreement”) with the investor providing a security interest in the assets of the Company and provided the holder a five (5) year warrant whereby the holder receives 2 warrant shares for every conversion share under the Note with each warrant share exercisable for one share of the Company’s Common Stock at $0.53 a share (subject to adjustment) (the “Class A Warrant”) (the “Offering”). In connection with the Offering, the Company has been afforded an opportunity to secure certain waivers of pre-existing anti-dilution and ratchet rights without which the Company and its security holders will experience material dilution; additionally the Company has been afforded an opportunity to obtain consents from pre-existing holders of security interest in the Company’s assets to permit the holder in the Offering to be pari passu with pre-existing security interest. The Company may be in potential default in obtaining the waivers and consents within the time permitted by the investor, however is presently in the process of seeking to secure the aforementioned waivers and consents to cure same.

The Note and Class A Warrant contain full anti-dilution protection (subject to certain exceptions). The price reset protections will remain in effect for so long as the Note and Class A Warrant are held by the holder and until such time as the Note is converted, redeemed (with consent of holder) or matures and the Class A Warrants are exercised or expire.  In addition, in the event of a reduction in the per warrant exercise price, the number of shares of Common Stock that a holder of a Class A Warrant shall be entitled to receive upon exercise shall be adjusted. The Subscription Agreement further provides the holder with certain Favored Nations rights, the Right of First Refusal as well as imposes certain offering restrictions on the Company without the prior consent of the holder while the Note is outstanding or until the conversion shares under the Note and the warrant shares are freely transferable without restriction for six months.  The Note as issued is further secured by a personal guaranty by the Company’s Chief Executive Officer.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference. The Note issued in connection with the Subscription Agreement was issued in reliance on the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The investor represented to the Company that such investor was an “accredited investor” as such term is defined under Regulation D, and the offering did not involve any form of general solicitation or general advertising.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference. The Class A Warrants issued in connection with the Subscription Agreement was issued in reliance on the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The investor represented to the Company that such investor was an “accredited investor” as such term is defined under Regulation D, and the offering did not involve any form of general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: October 18, 2012
By: /s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive Officer